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Exhibit 10.9

WELLS FARGO	SECURITIES ACCOUNT SECURITY AGREEMENT

        1.    GRANT OF SECURITY INTEREST.    For valuable consideration, the undersigned Willdan Group, Inc., or any of them ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in (a) Debtor's account no. 13041132 (whether held in Debtor's name or as a Bank collateral account for the benefit of Debtor), any sub-account thereunder or consolidated therewith, and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the "Securities Account") maintained with Wells Fargo Institutional Securities, LLC ("Intermediary"), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, Including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the California Uniform Commerical Code.

        2.    OBLIGATIONS SECURED.    The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

        3.    TERMINATION.    This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

        4.    OBLIGATIONS OF BANK.    Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

        4.    INTERMEDIARY'S REPRESENTATIONS AND WARRANTIES.    Intermediary represents and warrants to Secured Party that:

          4.1   The Securities Account is maintained with Intermediary solely in Customer's name.

          4.2   Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (a) the security interests in favor of Secured Party; and (b) Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in the last paragraph of this Section.

          4.3   Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (a) fees and charges owed by Customer with respect to the operation of the Securities Account; and (b) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

        5.    AGREEMENTS OF INTERMEDIARY AND CUSTOMER.    Intermediary and Customer agree that:

          5.1   Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

          5.2   Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

          5.3   Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

          5.4   Without Secured Party's prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than: (a) amendments to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account; and (b) operational changes initiated by Intermediary as long as they do not alter any of Secured Party's rights hereunder.

          5.5   Neither Intermediary nor Customer shall terminate the Account Agreement without giving 30 days' prior written notice to Secured Party.

        6.    AGREEMENT OF CUSTOMER.    Customer agrees to indemnify and hold harmless Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorneys' fees) arising out of Intermediary's compliance with any instructions from Secured Party with respect to the Securities Account, except if such claims, liabilities or expenses are caused by Intermediary's negligence or willful misconduct.

        7.    MISCELLANEOUS.

          7.1   This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

          7.2   As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

          7.3   All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) If sent by facsimile, security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

        8.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.    Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

        9.    EVENTS OF DEFAULT.    The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Debtor and Intermediary relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Bank in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

        10.    REMEDIES.    Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commerical Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

        While an Event of Default exists: (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank's request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

        11.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS.    In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

        12.    STATUTE OF LIMITATIONS.    Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

        13.    MISCELLANEOUS.    When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

        14.    NOTICES.    All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        15.    COSTS, EXPENSES AND ATTORNEYS' FEES.    Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank's Prime Rate in effect from time to time.

        16.    SUCCESSORS; ASSIGNS; AMENDMENT.    This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

        17.    OBLIGATIONS OF MARRIED PERSONS.    Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

        18.    SEVERABILITY OF PROVISIONS.    If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        19.    GOVERNING LAW.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        20.    ADDENDUM.    Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference.

        Debtor warrants that Debtor is an organization registered under the laws of Delaware.

        Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 2401 East Katella Avenue, Suite 300, Anaheim, CA 92806

        IN WITNESS WHEREOF, this Agreement has been duly executed as of March 30, 2009.

Willdan Group, Inc.

By:	/s/ Kimberly Gant Kimberly Gant
Title:	Chief Financial Officer

 ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

        THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by WILLDAN GROUP, INC. ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of March 30, 2009 (the "Agreement").

        The following provisions are hereby incorporated into the Agreement:

          1.    Securities Account Activity.    So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than $5,000,000.00. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

          2.     "Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

Type of Investment Property		Percentage
Cash and Cash Equivalents		100%
U.S. Government Bills, Notes and Bonds and U.S. Government Sponsored Agency Securities:
(a)	with maturities less than or equal to 5 years	90%
(b)	with maturities greater than 5 years but less than or equal to 10 years	85%
(c)	with maturities greater than 10 years	80%
Corporate and Municipal Bonds and Notes and Brokered CDs:
(a)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities less than or equal to 5 years	85%
(b)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	80%
(c)	rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 10 years	75%
(d)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities less than or equal to 5 years	75%
(e)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	70%
(f)	rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 10 years	65%
(g)	Brokered CDs < $100,000 that are fully FDIC insured	90%
Commercial Paper (for split ratings, apply the lower advance rate):
(a)	rated Al and P1 by a nationally recognized rating agency	85%
(b)	rated Al or P1 by a nationally recognized rating agency	80%

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Type of Investment Property		Percentage
(c)	rated A2 or P2 by a nationally recognized rating agency	70%
Common and Preferred Stock:
(a)	traded on the New York Stock Exchange	75%
(b)	traded on NASDAQ, the American Stock Exchange or a regional exchange:
	(i) with a market capitalization greater than $7.5B and
	** rated A+, A or A- by a nationally recognized rating agency	75%
	** rated B+ by a nationally recognized rating agency	60%
	** rated B, B- or C by a nationally recognized rating agency	50%
	(ii) with a market capitalization greater than $1B but less than or equal to $7.5B and
	** rated A+, A or A- by a nationally recognized rating agency	60%
	** rated B+ by a nationally recognized rating agency	50%
	** rated B, B- or C by a nationally recognized rating agency	40%
	(iii) with a market capitalization greater than or equal to $500MM but less than $1B and
	** rated A+, A or A- by a nationally recognized rating agency	50%
	** rated B+ by a nationally recognized rating agency	40%
	** rated B, B- or C by a nationally recognized rating agency	30%
Mutual Funds:
(a)	Listed Money Market	95%
(b)	Short Term Taxable or Tax Exempt Bonds	90%
(c)	Intermediate Term Taxable or Tax Exempt Bonds	85%
(d)	General Taxable Bonds	80%
(e)	Municipal Bonds, Single State Bonds or Long Term Corporate Taxable Bonds	75%
(f)	Balanced Stock and Bond Funds (includes flexible portfolio)	75%
(g)	Domestic Large Cap Growth, Value and Core Stock	70%
(h)	Domestic Equity Income Stock	70%
(i)	Domestic Mortgage Taxable Bonds	70%
(j)	Domestic Multi Cap Growth, Value and Core Stock	60%
(k)	Domestic Mid Cap Growth, Value and Core Stock	60%
(l)	Domestic Small Cap Growth, Value and Core Stock	50%
(m)	Domestic Specialty Equity Stock	50%
(n)	Sector, Global, International, High Yield Taxable and Tax Exempt Stocks and Bonds	50%
(o)	Listed NASDAQ Mutual Funds	50%

          3.    Exclusion from Collateral.    Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not Include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

          4.     "Collective Investment Funds" means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

          5.     "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

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        IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

WILLDAN GROUP, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Kimberly Gant Kimberly Gant	By:	/s/ Randall Repp Randall Repp
Title:	Chief Financial Officer		Vice President

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  Exhibit 10.9
ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT